Exhibit 23

                         Consent of Independent Auditors



         The Board of Directors
         Circuit City Stores, Inc.:


         We consent to incorporation by reference in the registration statements (Nos. 33-56697, 33-36650, 33-64757, 333-02971, 333-20303, 333-22759,
         333-25451,   333-27933,  333-34539,  333-33212,  333-86439,  333-52935,
         333-81799,  333-43052,  and  333-56662)  on Form  S-8 of  Circuit  City
         Stores, Inc. and registration statement No. 333-85240 on Form S-4 of CarMax, Inc. of our reports dated April 2, 2002, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries (the Company) as of February 28, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form 10-K of Circuit City Stores, Inc.

         We also consent to incorporation by reference in the foregoing registration statements of our reports dated April 2, 2002, relating to the balance sheets of the Circuit City Group as of February 28, 2002 and 2001, and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form 10-K of Circuit City Stores, Inc. Our reports on the Circuit City Group dated April 2, 2002, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by accounting principles generally accepted in the United States of America.

         We also consent to incorporation by reference in the foregoing registration statements of our reports dated April 2, 2002, relating to the balance sheets of the CarMax Group as of February 28, 2002 and 2001, and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are included, or incorporated by reference from the annual report to stockholders, in the February 28, 2002 annual report on Form 10-K of Circuit City Stores, Inc.




         /s/KPMG LLP



         Richmond, Virginia
         May 24, 2002